UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009 (March 9, 2009)

DAIS ANALYTIC CORPORATION
(Exact name of Registrant as specified in its charter)

New York	333-152940	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11552 Prosperous Drive Odessa, Florida 33556
(Address of principal executive offices) (Zip code)

(727) 375-8484
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 8, 2009, we issued 9,000 and 103,846 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), to two entities, respectively, in connection with performance of services.  The Common Stock was issued pursuant to exemption from registration under Section 4(2) of the Securities Act. The fair value of the services for which the equity instruments were issued is approximately $2,700 and $27,000, respectively.

On March 9, 2009, the Company entered into a subscription agreement with an investor pursuant to which the investor purchased 576,923 shares of Company’s Common Stock and a five year warrant to purchase an additional 288,462 shares of Common Stock at an exercise price of $.26 per share. The aggregate gross proceeds received by Company for this sale was $150,000. On the same date, an additional investor entered into a subscription agreement with Company and purchased 100,000 shares of Company’s Common Stock and a five year warrant to purchase an additional 50,000 shares of Common Stock at a purchase price of $.26 per share. The aggregate gross proceeds received by Company for this sale was $26,000. The warrants issued to these purchasers are identical in their terms, immediately exercisable and subject to adjustment for standard anti-dilutions events, including but not limited to stock dividends, split-up, reclassification or combination of Company’s share, exchange of stock for other Company stock, or certain capital reorganizations or reclassification of the capital stock or consolidation, merger or sale of substantially all Company’s assets. In addition, subject to certain conditions, upon the per share market price of the Common Stock (as defined in warrant) being $1.50 per share for ten consecutive trading days the Company may require the holder of the warrant exercise the warrant or it will automatically terminate. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act.

The proceeds are expected to be used for general working capital purposes.

From October 2008 to March 2009, Company issued a total of 96,000 shares of common stock pursuant to a consulting agreement. Said agreement required the Company to issue 16,000 shares per month for each month of the agreement. The agreement is still in effect. The fair value of the Common Stock issued for these services is approximately $12,640.

On February 16, 2009, and March 12, 2009, two investors elected to convert their 9% secured convertible notes and the related accrued interest in the amounts of $83,007.53 and $664,948 into 415,038 and 3,324,740 shares of Common Stock, respectively.  Such investors also received an additional warrant to purchase up to 288,462 and 999,000 shares of Common Stock, respectively, at an exercise price of $.25 per share in consideration for converting their 9% secured convertible note.

Item 9.01 Financial Statements and Exhibits

Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT NO.                            DESCRIPTION

4.1	Form of Warrant (conversion)
4.2	Form of Warrant (new investment)

SIGNAUTRE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS ANALYTIC CORPORATION

March 13, 2009	By:	/s/ Timothy Tangredi
Timothy Tangredi
Chief Executive Officer, President and Chairman